As filed with the Securities and Exchange Commission on May 1, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HEMAB THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	41-4241952
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

101 Main Street, Suite 1220 Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Individual Warrant Agreements

2026 Equity Incentive Plan

2026 Employee Stock Purchase Plan

(Full Title of the Plan)

Benny Sørensen

President and Chief Executive Officer

101 Main Street, Suite 1220

Cambridge, MA 02142

(Name and Address of Agent For Service)

(617) 553-3952

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is omitted from this registration statement and included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is omitted from this registration statement and included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

(a) The registrant’s prospectus dated April 30, 2026, filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-294989), and all amendments to such registration statement; and

(b) the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (File No. 001-43250), filed with the Commission on April 27, 2026, together with any amendment thereto filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Delaware General Corporation Law (“DGCL”) and the registrant’s restated certificate of incorporation (“Certificate of Incorporation”) and the registrant’s amended and restated bylaws, in each case that will be effective immediately prior to the completion of its initial public offering of common stock.

Section 102(b)(7) of the DGCL provides, generally, that a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The Certificate of Incorporation provides that the registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the registrant or, while a director or officer of the registrant, is or was serving, or has agreed to serve, at the request of the registrant as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employment benefit plan) (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted by an Indemnitee in such capacity, against all expenses (including attorneys’ fees), liabilities, losses judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974), and amounts paid in settlement actually and reasonably incurred on or on behalf of the Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

The Certificate of Incorporation also provides that the registrant will indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in the registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the registrant or, while a director or officer of the registrant, is or was serving, or has agreed to serve, at the request of the registrant as a director, officer, partner, employee, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted by he or she in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of the Indemnitee in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon applications that, despite the adjudication of such liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnify for expenses (including attorney’s fees) which the Court of Chancery of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the registrant against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If the registrant does not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

In addition, the registrant has entered into indemnification agreements with all of the registrant’s executive officers and directors. In general, these agreements provide that the registrant will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of the registrant or in connection with his or her service at the request of the registrant for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

The registrant maintains a general liability insurance policy that covers certain liabilities of the registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 10, 2026)

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the registrant, effective April 24, 2026 (incorporated by reference to Exhibit 3.5 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 27, 2026)

4.3	Amended and Restated By-Laws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 10, 2026)

4.4	Form of Restated Certificate of Incorporation of the registrant (to be effective immediately prior to the completion of the registrant’s initial public offering) (incorporated by reference to Exhibit 3.3 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 27, 2026)

4.5	Form of Amended and Restated Bylaws of the registrant (to be effective immediately prior to the completion of the registrant’s initial public offering) (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 27, 2026)

4.6	Form of Warrant Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 10, 2026)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the registrant

23.1*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2*	Consent of EY Godkendt Revisionspartnerselskab, independent registered public accounting firm

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1	2026 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 27, 2026)

99.2	2026 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the registrant’s Registration Statement on Form S-1 (File No. 333-294989) filed with the Securities and Exchange Commission on April 27, 2026)

107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

1. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 1st day of May, 2026.

HEMAB THERAPEUTICS HOLDINGS, INC.

By:	/s/ Benny Sørensen, M.D., Ph.D.
Benny Sørensen, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Hemab Therapeutics Holdings, Inc., hereby severally constitute and appoint Benny Sørensen and Mads Behrndt, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Hemab Therapeutics Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benny Sørensen, M.D., Ph.D. Benny Sørensen, M.D., Ph.D.	President and Chief Executive Officer, Director (Principal executive officer)	May 1, 2026

/s/ Mads Behrndt, M.Sc. Mads Behrndt, M.Sc.	Chief Financial Officer (Principal financial and accounting officer)	May 1, 2026

/s/ John Maraganore, Ph.D. John Maraganore, Ph.D.	Chair of the Board	May 1, 2026

/s/ Linda Catharina Bain Linda Catharina Bain	Director	May 1, 2026

/s/ Laura Tadvalkar, Ph.D. Laura Tadvalkar, Ph.D.	Director	May 1, 2026

/s/ Akshay Vaishnaw, M.D., Ph.D. Akshay Vaishnaw, M.D., Ph.D.	Director	May 1, 2026